Vertiv Reports 60% Organic Orders Growth, 8% Net Sales Growth in First Quarter; Updates Full Year 2024 Outlook
•First quarter 2024 organic orders up 60% compared to first quarter 2023, book-to-bill ratio 1.5x in first quarter 2024 and record high $6.3 billion backlog at the end of first quarter 2024
•First quarter 2024 net sales of $1,639 million, 8% higher than first quarter 2023
•First quarter 2024 operating profit of $203 million and adjusted operating profit(1) of $249 million, up 42% from first quarter 2023
•Accelerated capital deployment with $600 million in share repurchases (~9.1 million shares at $66/share weighted average price) in first quarter 2024
•Raising full year 2024 guidance, expect net sales growth of 12% at the midpoint, operating profit of $1,150 to $1,200 million and adjusted operating profit of $1,325 to $1,375 million, a 28% increase at the midpoint compared to full year 2023

COLUMBUS, Ohio April 24, 2024 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its first quarter ended March 31, 2024. Vertiv reported first quarter 2024 net sales of $1,639 million, an increase of $118 million, or 8%, compared to last year’s first quarter. The book-to-bill ratio was 1.5x in the first quarter and organic orders (excluding foreign exchange) increased 60% from last year’s first quarter as underlying market demand remains strong, benefiting from AI deployments, including liquid cooling technologies, that are ramping up.
First quarter 2024 operating profit of $203 million reflects an increase of $72 million and adjusted operating profit of $249 million reflects an increase of $73 million, or 42%, compared to first quarter 2023. Adjusted operating margin expanded 370 basis points to 15.2% in the first quarter 2024 compared to first quarter 2023, driven by benefits from favorable price-cost and increased volume and productivity partially offset by growth investments in R&D and capacity.
“Vertiv’s robust momentum in 2023 continued into the first quarter of 2024, led by strength in orders, which grew 60%, exceeding our expectations and reflecting increasing pipeline velocity and acceleration of AI-driven demand,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “We are seeing order patterns with longer lead times based on customer build schedules, largely in 2025 and beyond, suggesting AI is starting to scale. Though still in its early stages, AI is quickly becoming a pervasive theme across our end markets. Continued advances in GPU development and other AI-enabling technologies are necessitating changes and upgrades to the critical digital infrastructure. We are continuing to advance our portfolio to enable high-density and GPU based deployments. With our global capacity, the most complete portfolio of critical digital infrastructure solutions across the entire thermal and power technology spectrum, vast global service network and alignment with key technology partners, Vertiv is uniquely positioned and ready to bring scale and support development of the entire AI ecosystem.”
Dave Cote, Vertiv’s Executive Chairman, added: “Delivering strong performance across the board, Vertiv is demonstrating its true potential, driven by the continued strides Gio and his team are making in improving execution and building a high-performance culture. I am equally excited about the potential that remains for further improvement. We are still in the early stages of unlocking the potential of this business. The data center market remains extremely positive for the foreseeable future, and Vertiv is well-positioned for continued growth and operational improvement over the long-term, which supports our capital deployment strategy and enables us to invest in long-term value-creation while also returning capital to shareholders.”

Adjusted Free Cash Flow(1) and Liquidity
Net cash generated by operating activities in the first quarter was $138 million, an increase of $96 million from first quarter 2023 and adjusted free cash flow was $101 million, an increase of $76 million from first quarter 2023. First quarter 2024 adjusted free cash flow performance was driven by higher adjusted operating profit, improvement in working capital management and lower interest expense which were partially offset by an $8 million increase in capital expenditures to support growth.
Consistent with our capital deployment strategy, we repurchased $600 million of shares (or 9.1 million shares) in the first quarter 2024, including the repurchase of Platinum Advisors’ remaining ~8.0 million shares. Liquidity was $860 million and borrowings under our ABL credit facility remained at zero at the end of first quarter 2024. Net leverage at the end of first quarter 2024 was 2.2x, impacted by the opportunistic share repurchases in the first quarter.
Updated Full Year and Second Quarter 2024 Guidance
The data center market continues to accelerate, including the deployment of high-performance compute, and we have seen increased velocity from our opportunity pipeline to orders. We believe Vertiv is well-positioned to capture this market growth with our systems-level approach to critical digital infrastructure, across the power train and thermal chain, with 3,500+ field service engineers around the globe who are ready to support AI deployment at scale.

Second Quarter 2024 Guidance
Net sales	$1,900M - $1,950M
Organic net sales growth(2)	11% - 13%
Adjusted operating profit(1)	$315M - $335M
Adjusted operating margin(2)	16.7% - 17.1%
Adjusted diluted EPS(1)	$0.53 - $0.57

Full Year 2024 Guidance
Net sales	$7,540M - $7,690M
Organic net sales growth(2)	11% - 13%
Adjusted operating profit(1)	$1,325M - $1,375M
Adjusted operating margin(2)	17.5% - 17.9%
Adjusted diluted EPS(1)	$2.29 - $2.35
Adjusted free cash flow(2)	$800M - $850M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a forward-looking non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

First Quarter 2024 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, April 24, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to second quarter and full-year 2024 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans, and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services, and our business prospects during 2024, as well as expected impacts from our pricing actions, and our guidance for second quarter and full year 2024. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,”

“predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2023 Annual Report on Form 10-K filed with the SEC on February 23, 2024. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current and potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements, including restrictive covenants that restrict operational flexibility; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; Vertiv’s ability to access funding through capital markets; the Vertiv Stockholder’s significant ownership and influence over Vertiv; resales of Vertiv’s securities may cause volatility in the market price of our securities; Vertiv’s organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv’s certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv’s subsidiaries to pay dividends; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; Vertiv's ability to manage the succession of its key employees; and factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future corporate transactions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Net sales
Net sales - products	$1,270.3	$1,186.5
Net sales - services	368.8	334.6
Net sales	1,639.1	1,521.1
Costs and expenses
Cost of sales - products	846.3	819.5
Cost of sales - services	226.4	206.1
Cost of sales	1,072.7	1,025.6
Operating expenses
Selling, general and administrative expenses	314.0	308.7
Amortization of intangibles	46.0	45.2
Restructuring costs	0.3	13.1
Foreign currency (gain) loss, net	3.2	3.1
Other operating expense (income)	0.3	(4.9)
Operating profit (loss)	202.6	130.3
Interest expense, net	39.0	46.8
Change in fair value of warrant liabilities	176.6	(4.2)
Income (loss) before income taxes	(13.0)	87.7
Income tax expense (benefit)	(7.1)	37.4
Net income (loss)	$(5.9)	$50.3

Earnings (loss) per share:
Basic	$(0.02)	$0.13
Diluted	$(0.02)	$0.12
Weighted-average shares outstanding:
Basic	379,135,184	378,129,786
Diluted	379,135,184	381,683,511

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$275.8	$780.4
Accounts receivable, less allowances of $31.6 and $29.1, respectively	2,097.1	2,118.1
Inventories	987.1	884.3
Other current assets	271.8	218.7
Total current assets	3,631.8	4,001.5
Property, plant and equipment, net	565.3	560.1
Other assets:
Goodwill	1,322.8	1,330.3
Other intangible assets, net	1,615.9	1,672.9
Deferred income taxes	159.3	159.8
Right-of-use assets, net	185.1	173.5
Other	111.2	100.4
Total other assets	3,394.3	3,436.9
Total assets	$7,591.4	$7,998.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.2	$21.8
Current portion of warrant liabilities	371.6	—
Accounts payable	983.7	986.4
Deferred revenue	735.0	638.9
Accrued expenses and other liabilities	541.8	611.8
Income taxes	56.6	46.5
Total current liabilities	2,709.9	2,305.4
Long-term debt, net	2,916.1	2,919.1
Deferred income taxes	154.6	159.5
Warrant liabilities	—	195.0
Long-term lease liabilities	153.3	142.6
Other long-term liabilities	264.1	262.0
Total liabilities	6,198.0	5,983.6
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 373,969,346 and 381,788,876 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost: 9,076,444 shares and none at March 31, 2024 and December 31, 2023, respectively	(605.9)	—
Additional paid-in capital	2,745.2	2,711.3
Accumulated deficit	(707.1)	(691.9)
Accumulated other comprehensive (loss) income	(38.8)	(4.5)
Total equity	1,393.4	2,014.9
Total liabilities and equity	$7,591.4	$7,998.5

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Cash flows from operating activities:
Net income (loss)	$(5.9)	$50.3
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	19.8	17.7
Amortization	48.9	48.9
Deferred income taxes	(7.6)	3.4
Amortization of debt discount and issuance costs	2.1	2.7
Change in fair value of warrant liabilities	176.6	(4.2)
Changes in operating working capital	(99.7)	(86.9)
Stock based compensation	9.2	5.5
Other	(5.9)	4.6
Net cash provided by (used for) operating activities	137.5	42.0
Cash flows from investing activities:
Capital expenditures	(35.8)	(27.8)
Investments in capitalized software	(0.7)	(2.0)
Proceeds from disposition of property, plant and equipment	—	12.4
Net cash provided by (used for) investing activities	(36.5)	(17.4)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	190.0	100.2
Repayments of ABL revolving credit facility and short-term borrowings	(190.0)	(110.2)
Repayment of long-term debt	(5.3)	(10.9)
Dividend payment	(9.3)	—
Repurchase of common shares	(599.9)	—
Exercise of employee stock options	14.4	2.2
Employee taxes paid from shares withheld	(3.0)	(0.1)
Net cash provided by (used for) financing activities	(603.1)	(18.8)
Effect of exchange rate changes on cash and cash equivalents	(6.0)	1.8
Increase (decrease) in cash, cash equivalents and restricted cash	(508.1)	7.6
Beginning cash, cash equivalents and restricted cash	788.6	273.2
Ending cash, cash equivalents and restricted cash	$280.5	$280.8
Changes in operating working capital
Accounts receivable	$9.9	$(90.1)
Inventories	(106.5)	(79.5)
Other current assets	(31.7)	(1.2)
Accounts payable	9.8	(62.3)
Deferred revenue	100.0	144.2
Accrued expenses and other liabilities	(68.5)	(16.5)
Income taxes	(12.7)	18.5
Total changes in operating working capital	$(99.7)	$(86.9)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended March 31,
	2024	2023	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$925.0	$862.3	$62.7	7.3%	7.1%
APAC	332.3	313.0	19.3	6.2%	9.1%
EMEA	381.8	345.8	36.0	10.4%	9.8%
Total	$1,639.1	$1,521.1	$118.0	7.8%	8.1%

Adjusted operating profit (loss)(3)
Americas	$187.8	$145.8	$42.0	28.8%
APAC	30.4	16.6	13.8	83.1%
EMEA	70.3	46.1	24.2	52.5%
Corporate (4)	(39.9)	(33.0)	(6.9)	20.9%
Total	$248.6	$175.5	$73.1	41.7%

Adjusted operating margins (5)
Americas	20.3%	16.9%	3.4%
APAC	9.1%	5.3%	3.8%
EMEA	18.4%	13.3%	5.1%
Vertiv	15.2%	11.5%	3.7%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, change in fair value of warrant liabilities, asset impairments and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, and Legal.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by product and service offering

	Three months ended March 31,
	2024	2023	Δ	Δ %
Americas:
Products(1)	$716.1	$673.9	$42.2	6.3%
Services & spares	208.9	188.4	20.5	10.9%
	$925.0	$862.3	$62.7	7.3%
Asia Pacific:
Products(1)	$224.0	$208.9	$15.1	7.2%
Services & spares	108.3	104.1	4.2	4.0%
	$332.3	$313.0	$19.3	6.2%
Europe, Middle East & Africa:
Products(1)	$297.3	$267.7	$29.6	11.1%
Services & spares	84.5	78.1	6.4	8.2%
	$381.8	$345.8	$36.0	10.4%
Total:
Products(1)	$1,237.4	$1,150.5	$86.9	7.6%
Services & spares	401.7	370.6	31.1	8.4%
	$1,639.1	$1,521.1	$118.0	7.8%
(1)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024 for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.
.
Organic growth by product and service offering

	Three months ended March 31, 2024
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Products(2)	$42.2	$0.4	$42.6	6.3%
Services & spares	20.5	(1.9)	18.6	9.9%
	$62.7	$(1.5)	$61.2	7.1%
Asia Pacific:
Products(2)	$15.1	$6.1	$21.2	10.1%
Services & spares	4.2	3.2	7.4	7.1%
	$19.3	$9.3	$28.6	9.1%
Europe, Middle East & Africa:
Products(2)	$29.6	$(4.7)	$24.9	9.3%
Services & spares	6.4	2.5	8.9	11.4%
	$36.0	$(2.2)	$33.8	9.8%
Total:
Products(2)	$86.9	$1.8	$88.7	7.7%
Services & spares	31.1	3.8	34.9	9.4%
	$118.0	$5.6	$123.6	8.1%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended March 31, 2023.
(2)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024 for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

Segment operating profit (loss)

Operating profit (loss)	Three months ended March 31, 2024	Three months ended March 31, 2023
Americas	$187.8	$145.8
Asia Pacific	30.4	16.6
Europe, Middle East & Africa	70.3	46.1
Total reportable segments	288.5	208.5
Foreign currency gain (loss)	(3.2)	(3.1)
Corporate and other	(36.7)	(29.9)
Total corporate, other and eliminations	(39.9)	(33.0)
Amortization of intangibles	(46.0)	(45.2)
Operating profit (loss)	$202.6	$130.3

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended March 31, 2024	Three months ended March 31, 2023
Net cash provided by (used for) operating activities	$137.5	$42.0
Capital expenditures	(35.8)	(27.8)
Investments in capitalized software	(0.7)	(2.0)
Proceeds from disposition of PP&E	—	12.4
Adjusted free cash flow	$101.0	$24.6
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Operating profit (loss)	$202.6	$130.3
Amortization of intangibles	46.0	45.2
Adjusted operating profit (loss)	$248.6	$175.5

Reconciliation from operating margin to adjusted operating margin

	Three months ended March 31, 2024	Three months ended March 31, 2023	Δ
Vertiv net sales	$1,639.1	$1,521.1	$118.0
Vertiv operating profit (loss)	202.6	130.3	72.3
Vertiv operating margin	12.4%	8.6%	3.8%

Amortization of intangibles	$46.0	$45.2	$0.8
Vertiv adjusted operating profit (loss)	248.6	175.5	73.1
Vertiv adjusted operating margin	15.2%	11.5%	3.7%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended March 31, 2024
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$202.6	$39.0	$176.6	$(7.1)	$(5.9)	$(0.02)
Amortization of intangibles	46.0	—	—	—	46.0	0.12
Change in warrant liability	—	—	(176.6)	47.9	128.7	0.33
Non-GAAP Adjusted	$248.6	$39.0	$—	$40.8	$168.8	$0.43
Pro-forma diluted shares (in millions)						389.3
(1)Diluted EPS is based on 379.1 million shares. Adjusted diluted EPS is based on a pro-forma diluted share count of 389.3 million which includes 379.1 million basic shares and 10.2 million potential dilutive stock options, restricted stock units and performance awards converted into RSUs upon achievement of the related performance target which would have been in diluted EPS if the Company had net income for the three months ended March 31, 2024. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Three months ended March 31, 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$130.3	$46.8	$(4.2)	$37.4	$50.3	$0.12
Amortization of intangibles	45.2	—	—	—	45.2	0.12
Change in warrant liability	—	—	4.2	—	(4.2)	—
Non-GAAP Adjusted	$175.5	$46.8	$—	$37.4	$91.3	$0.24
Diluted Shares (in millions)						381.7
(1)Diluted EPS and adjusted diluted EPS based on 381.7 million shares (includes 378.1 million basic shares, 1.9 million potentially dilutive warrants, and 1.7 million potential dilutive stock options and restricted stock units). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $4.2 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Vertiv Holdings Co
2024 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Second Quarter 2024
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$282.0	$47.0	$66.0	$169.0	$0.44
Amortization of intangibles	43.0	—	—	43.0	0.11
Non-GAAP Adjusted	$325.0	$47.0	$66.0	$212.0	$0.55
Diluted Shares (in millions)					384.6

Full Year 2024
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$1,174.0	$173.0	$177.0	$278.0	$546.0	$1.41
Amortization of intangibles	176.0	—	—	—	176.0	0.45
Change in warrant liability	—	—	(177.0)	—	177.0	0.46
Non-GAAP Adjusted	$1,350.0	$173.0	$—	$278.0	$899.0	$2.32
Diluted Shares (in millions)						387.9
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2024 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 384.6 million shares (includes 374.6 million basic shares and a weighted average 10.0 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 387.9 million shares (includes 377.4 million basic shares and a weighted average 10.5 million potential dilutive stock options and restricted stock units).